Exhibit 4(b)
AMENDED AND RESTATED CODE OF REGULATIONS
OF
BRUSH ENGINEERED MATERIALS INC.
Shareholder Meetings
     1. Time And Place Of Meetings. All meetings of the shareholders for the election of directors or for any other purpose will be held at such time and place, within or without the State of Ohio, as may be designated by the Board of Directors or, in the absence of a designation by the Board of Directors, the Chairman of the Board of Directors, if any (the ‘Chairman”), the President, the Secretary or any other individual entitled to give notice pursuant to Regulation 4. The time of the meeting shall be stated in the notice of meeting. The Board of Director may postpone and reschedule any previously scheduled annual or special meeting of the shareholders.
     2. Annual Meeting. An annual meeting of the shareholders will be held at such time and place as may be designated pursuant to Regulation 1, at which meeting the shareholders will elect directors to succeed those directors whose terms expire at such meeting and will transact such other business as may be brought properly before the meeting in accordance with Regulation 9. If the annual meeting is not held or if the number of directors elected thereat is not sufficient to replace the directors whose terms expire at that meeting and to fill all other vacancies, directors may be elected at a special meeting called for the purpose of electing directors.
     3. Special Meetings. (a) Special meetings of shareholders maybe called by the Chairman, by the President, by a Vice President, by a majority of the Board of Directors acting with or without a meeting or by any person or persons who hold not less than 50% of all the shares outstanding and entitled to be voted on any proposal to be submitted at the meeting to be called. Special meetings of the holders of shares that are entitled to call a special meeting by virtue of any Preferred Stock Designation may call such meetings in the manner and for the purposes provided in the applicable terms of such Preferred Stock Designation. For purposes of this Amended and Restated Code of Regulations, “Preferred Stock Designation” means the express terms of shares of any class or series of capital stock of the Corporation, whether now or hereafter issued, with rights to distributions senior to those of the Common Stock including, without limitation, any relative, participating, optional or other special rights and privileges of, and any qualifications or restrictions on, such shares.
     (b) Upon written request by any person or persons entitled to call a meeting of shareholders delivered in person or by registered mail to the President or the Secretary, such officer shall forthwith cause notice of the meeting to be given to the shareholders entitled to notice of such meeting in accordance with Regulation 4. If such notice shall not be given within 60 days after the delivery or mailing of such request, the person or persons requesting the meeting may fix the time of the meeting and give, or cause to be given, notice in the manner provided in Regulation 4.
     4. Notice Of Meetings. Written notice of every meeting of the shareholders called in accordance with these Regulations (including any postponed and rescheduled meeting), stating the time, place and purposes for which the meeting is called, will be given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary (or in case of their refusal to give notice by the person or persons entitled to call the meeting under Regulation 3). Such notice twill be given by personal delivery, by mail or by electronic medium not fewer than 7 nor more than 60 calendar days before the date of the meeting to each shareholder of record entitled to notice of such meeting. If such notice is mailed, it shall be addressed to the shareholders at their respective addresses as they appear on the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.
     5. Inspectors. Inspectors of election may be appointed to act at any meeting of shareholders in accordance with Ohio law.

     6. Shareholder Lists. At any meeting of shareholders, an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and classes of shares held by each, shall be produced on the request of any shareholder.
     7. Quorum. To constitute a quorum at any meeting of shareholders, there shall be present, in person or by proxy, shareholders of record entitled to exercise not less than a majority of the voting power of the Corporation in respect of any one of the purposes for which the meeting is called, unless a greater or lesser number is expressly provided for with respect to a particular class or series of capital stock by the terms of any applicable Preferred Stock Designation. Except as may be otherwise provided in any Preferred Stock Designation, the holders of a majority of the voting power of the Corporation represented in person or by proxy at a meeting of shareholders, whether or not a quorum be present, may adjourn the meeting from time to time. For purposes of this Amended and Restated Code of Regulations, “voting power of the Corporation” means the aggregate voting power of (a) all the outstanding shares of Common Stock of the Corporation and (b) all the outstanding shares of any class or series of capital stock of the Corporation that has (i) rights to distributions senior to those of the Common Stock including, without limitation, any relative, participating, optional or other special rights and privileges of, and any qualifications or restrictions on, such shares and (ii) voting rights entitling such shares to vote generally in the election of directors.
     8. Voting. Except as otherwise expressly required by law, the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations, at any meeting of shareholders at which a quorum is present, a majority of the votes cast, whether in person or by proxy, on any matter properly brought before such meeting in accordance with Regulation 9 will be the act of the shareholders. An abstention shall not represent a vote cast. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing with the Secretary written notice of revocation or a later appointment. The vote upon any question brought before a meeting of the shareholders may be by voice vote, unless otherwise required by law, the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations or unless the presiding officer otherwise determines. Every vote taken by written ballot will be counted by the inspectors of election, if inspectors of election are appointed.
     9. Order Of Business. (a) The Chairman, or such other officer of the Corporation as is designated by a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors (such number being referred to as the “Whole Board”), will call meetings of shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including, without limitation, (i) by imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend any such shareholders’ meeting, (ii) by ascertaining whether any shareholder or his proxy may be excluded from any meeting of shareholders based upon the presiding officer’s determination that any such person has unduly disrupted or is likely to disrupt the proceedings of the meeting and (iii) by determining the circumstances in which and time at which any person may make a statement or ask questions at any meeting of shareholders.
     (b) At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary in accordance with Regulation 4, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the Corporation in accordance with Regulation 9(c).
     (c) For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of the Corporation of record at the time of the giving of the notice for such annual meeting as provided for in this Amended and Restated Code of Regulations, (ii) be entitled to vote at such meeting and (iii) have given timely written notice of the request to the Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the

Corporation not fewer than 60 nor more than 90 calendar days prior to the annual meeting; provided, however, that in the event public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting and the annual meeting is held on a date more than ten calendar days before or after the first anniversary of the date on which the prior year’s annual meeting was held, notice by the shareholder, to be timely, must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and of the beneficial owner, if other than the shareholder, on whose behalf the proposal is made, (C) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if other than the shareholder, on whose behalf the proposal is made and (D) any material interest of the shareholder proposing such business and the beneficial owner, if other than the shareholder, on whose behalf the proposal is made in such business. Notwithstanding the foregoing provisions of this Amended and Restated Code of Regulations, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Regulation 9(c). For purposes of this Regulation 9(c) and Regulation 14, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or publicly filed by the Corporation with any national securities exchange or quotation service through which the Corporation’s stock is listed or traded, or furnished by the Corporation to its shareholders. Nothing in this Regulation 9(c) will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.
     (d) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary (or in case of their failure to give any required notice, the other persons entitled to give notice) in accordance with Regulation 4 or (ii) otherwise brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.
     (e) The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Regulation 9 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.
     10. Report To Shareholders. At the annual meeting, or at the meeting held in lieu thereof, the officers of the Corporation shall lay before the shareholders a financial statement as required by statute.
     11. Action Without A Meeting. Any action that may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting in a writing or writings signed by all of the shareholders who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.
     12. Function. Except where the law, the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations requires action to be authorized or taken by the shareholders, all of the authority of the Corporation shall be exercised by or under the direction of the Board of Directors.
     13. Number, Terms And Election Of Directors. (a) The directors of the corporation, other than those who may be expressly elected by virtue of the terms of any Preferred Stock Designation, shall be classified with respect to the time for which they severally hold office into three classes. Except as may be otherwise provided in any Preferred Stock Designation, each class will consist of not less than three directors, unless and until the number of directors of any such class is changed in accordance with this Regulation 13. The number of directors of any class will be determined from time to time by (i) the affirmative vote of the holders of a majority of the voting power of the Corporation, voting together as a single class, or (ii) a vote of a majority of the Whole Board, provided that the number of directors of any class changed by a vote of a majority of the Whole Board shall not differ by more than one from the number of directors of such class as last fixed by the shareholders.
     (b) The directors first appointed to Class I will hold office for a term expiring at the annual meeting of shareholders to be held in 2001; the directors first appointed to Class II will hold office for a term expiring at the annual meeting of shareholders to be held in 2002; and the directors first appointed to Class 111 will hold office for a term expiring at the annual meeting of shareholders to be held in 2003. The members of each class will hold office until their successors are elected. At each annual meeting beginning in 2001, directors will be elected for a term of three years from the date of their election and until the election of their successors.
     (c) At each annual meeting of the shareholders of the Corporation, the successors to the directors whose terms expire at that meeting shall be elected by a plurality of all the votes cast at such meeting. Cumulative voting in the election of directors shall be permitted as provided by statute. Election of directors of the Corporation need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the voting power of the Corporation present in person or represented by proxy at a meeting of the shareholders at which directors are to be elected. Directors may also be elected by a majority of the votes cast at a special meeting called for the purpose of electing directors or as may otherwise be provided by any Preferred Stock Designation.
     14. Newly Created Directorships And Vacancies. Except as may be otherwise provided in any Preferred Stock Designation, any vacancy (including newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause) may be filled by (i) the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, (ii) sole remaining director or (iii) the affirmative vote of the holders of a majority of the Voting Power of the Corporation, voting together as a single class, after a vote to increase the number of directors at a meeting called for that purpose in accordance with this Amended and Restated Code of Regulations. Any director elected in accordance with this Regulation 14, any Preferred Stock Designation or applicable statute will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor has been elected.
     15. Removal. Except as may otherwise be provided by any Preferred Stock Designation, all Directors, for whatever terms elected, shall hold office subject to applicable statutory provisions as to the creation of vacancies and removal. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director.
     16. Nominations Of Directors; Election. (a) Except as maybe otherwise provided in any Preferred Stock Designation, only persons who are nominated in accordance with this Regulation 16 will be eligible for election at a meeting of shareholders to be members of the Board of Directors of the Corporation.
     (b) Nominations of persons for election as directors of the Corporation may be made only at a meeting of shareholders (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any shareholder who is a shareholder of record at the time of giving of notice provided for in this Regulation 16, who is entitled to — vote for the election of directors at such meeting, and who complies with the procedures set forth in this Regulation 16. All nominations by shareholders must be made to the Secretary in proper written form and must be timely.
     (c) To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, in the case of a special meeting of the shareholders, at the time the meeting request is made in accordance with Regulation 3, or, in the case of an annual meeting, not fewer than 60 nor more than 90 calendar days prior to such annual meeting; provided, however, that in the event that public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting and the annual meeting is held on a date more than one week before or after the first anniversary of the date on which the prior year’s annual meeting was held, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting.
     (d) To be in proper written form, such shareholder’s notice must set forth or include:
     (i) the name and address, as they appear on the Corporation’s books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made;
     (ii) a representation that the shareholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;
     (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made;
     (iv) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice;
     (v) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and
     (vi) the signed consent of each nominee to serve as a director of the Corporation if so elected.
     (e) The presiding officer of any annual meeting may, if the facts warrant, determine that a nomination was not made in accordance with this Regulation 16, and if he or she should so determine, he or she will so declare to the meeting, and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Regulation 16, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Regulation 16.
     17. Resignation. Any director may resign at any time by giving written notice of his resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.
     18. Regular Meetings. Regular meetings of the Board of Directors shall be held immediately after the annual meeting of the shareholders and at such other time and place either within or without the State of Ohio as may from time to time be determined by a majority of the Whole Board. Notice of regular meetings of the Board of Directors need not be given.
     19. Special Meetings. Special meetings of the Board of Directors maybe called by the Chairman, by the President, by a Vice President, by the Secretary or by any two directors. Notice of special meetings, stating the place, date and hour, shall be given to each director by whom such notice is not waived. Notice must be given either personally or by mail, telephone, telegram, telex, facsimile or similar medium of communication not less than twenty- four hours before the designated hour for such meeting. Special meetings of the Board of Directors may be held at such time and place either within or without the State of Ohio as is determined by a majority of the Whole Board or specified in the notice of any such meeting.
     20. Quorum And Vote. At all meetings of the Board of Directors, a majority of the total number of directors then in office will constitute a quorum for the transaction of business. Except as may be otherwise provided in any Preferred Stock Designation or by this Amended and Restated Code of Regulations, the act of a majority of the directors present at any meeting at which a quorum is present will be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another time or place, without notice other than announcement at the meeting, until a quorum is present.
     21. Action Without A Meeting. Any action that may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting in a writing or writings signed by all the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.
     22. Participation In Meetings By Communications Equipment. Meetings of the Board of Directors or of any committee of the Board of Directors may be held through any means of communications equipment if all persons participating can hear each other, and such participation will constitute presence in person at such meeting.
     23. Committees. The Board of Directors may from time to time create an executive committee or any other committee or committees of directors to act in the intervals between meetings of the Board of Directors and may delegate to such committee or committees any of its authority other than that of filling vacancies among the Board of Directors or in any committee of the Board of Directors. Each committee shall consist of one or more directors. The Board of Directors may appoint one or more directors as alternate members of any such committee to take the place of absent committee members at meetings of such committee. Unless otherwise ordered by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Regulation 23 shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and will keep a written record of all action taken by it.
     24. Compensation. The Board of Directors may establish the compensation and expense reimbursement policies for directors in exchange for service on the Board of Directors and on committees of the Board of Directors, for attendance at meetings of the Board of Directors or committees of the Board of Directors, and for other services by directors to the Corporation or any of its subsidiaries.
     25. Bylaws. The Board of Directors may adopt Bylaws for the conduct of its meetings and those of any committees of the Board of Directors that are not inconsistent with the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations.
OFFICERS
     26. Generally. The Corporation may have a Chairman, elected by the directors from among their number, and shall have a President, who shall also be a director, a Secretary and a Treasurer. The Corporation may also have one or more Vice Presidents and such other officers and assistant officers as the Board of Directors may deem appropriate. If the Board of Directors so desires, it may elect a Chief Executive Officer to manage the affairs of the Corporation, subject to the direction and control of the Board of Directors. All of the officers shall be elected by the Board of Directors. Notwithstanding the foregoing, by specific action, the Board of Directors may authorize the Chairman or the President to appoint any person to any office other than Chairman, President, Secretary or Treasurer. Any number of offices may be held by the same person, and no two offices must be held by the same person. Any of the offices, other than the office of President, Secretary and Treasurer, may be left vacant from time to time as the Board of Directors may determine. In case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate the absent or disabled officer’s powers or duties to any other officer or to any director.
     27. Authority And Duties Of Officers. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office.
     28. Compensation. The compensation of all officers and agents of the Corporation who are also members of the Board of Directors of the Corporation will be fixed by the Board of Directors or by a committee of the Board of Directors. The Board of Directors may fix the compensation of the other officers and agents of the Corporation, or delegate the power to fix such compensation, to the Chief Executive Officer or any other officer of the Corporation.
     29. Succession. The officers of the Corporation will hold office until their successors are elected pursuant to Regulation 26. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors or by the Chairman or President as provided in Regulation 26.
STOCK
     30. Transfer And Registration Of Certificates. The Board of Directors shall have authority to make such rules and regulations as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.
     31. Substituted Certificates. Any person claiming a certificate for shares to have been lost, stolen or destroyed (i) shall make an affidavit or affirmation of that fact, (ii) shall give the Corporation and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Board of Directors or a committee thereof or to the President or a Vice President and the Secretary or the Treasurer and (iii) shall, if required by the Board of Directors or a committee thereof or the officers named in this Regulation 31, advertise the fact that the certificate has been lost, stolen or destroyed, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.
     32. Voting Of Shares Held By The Corporation. Unless otherwise ordered by the Board of Directors, the President, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations and owned by the Corporation.
     33. Record Dates And Owners. (a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to designate an agent to act on behalf of the shareholders to call a special meeting of shareholders, or to take any other collective action on behalf of the shareholders, the Board of Directors may fix a record date, which will not be fewer than 7 nor more than 60 calendar days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders will be the date next preceding the day on which notice is given, or, if notice is waived, the date next preceding the day on which the meeting is held.
     (b) The Corporation will be entitled to treat the person in whose name shares are registered on the books of the Corporation as the absolute owner thereof, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation has knowledge or notice of the claim or interest, except as expressly provided by applicable law.
     34. Indemnification.
     (a) The Corporation shall indemnify, to the full extent then permitted by law, any director or officer or former director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of the Board of Directors or an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay, to the full extent then required by law, expenses, including attorney’s fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof.
     (b) To the full extent then permitted by law, the Corporation may indemnify employees, agents and other persons and may pay expenses, including attorney’s fees, incurred by any employee, agent or other person in defending any action, suit or proceeding as such expenses are incurred, in advance of the final disposition thereof.
     (c) The indemnification and payment of expenses provided by this Regulation 34 shall not be exclusive of, and shall be in addition to, any other rights granted to any person seeking indemnification under any law, the Amended and Restated Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors or an officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     35. Insurance. The Corporation may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Regulation 34 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.
     36. Agreements. The Corporation, upon approval by the Board of Directors, may enter into agreements with any persons who the Corporation may indemnify under this Amended and Restated Code of Regulations or under law and may undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the Corporation would have the power under law or this Amended and Restated Code of Regulations to indemnify any such person.
GENERAL
     37. Fiscal Year. The fiscal year of the Corporation will end on the thirty-first day of December in each calendar year or such other date as maybe fixed from time to time by the Board of Directors.
     38. Seal. The seal of the Corporation shall be circular in form with the name of the Corporation stamped around the margin and the word “Seal” stamped across the center.
     39. Amendments. Except as otherwise provided by law or by the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations, these Regulations or any of them may be amended in any respect or repealed at any time by the affirmative vote of the holders of a majority of the voting power of the Corporation, voting together